Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 2, 2021, relating to the financial statements of AppLovin Corporation, appearing in Registration Statement No. 333-261377 on Form S-1 of AppLovin Corporation. We also consent to the reference to us under the heading “Experts” in Registration Statement No. 333-261377 on Form S-1.

/s/ Deloitte and Touche LLP

San Jose, California
December 2, 2021